Exhibit 10.5

EXECUTION COPY

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (“Agreement”) is made as of July 25, 2007 (the “Effective Date”) by and among Davison Petroleum Products, L.L.C., a Louisiana limited liability company, (the “Pledgor”), Genesis Energy, L.P., a Delaware limited partnership (“Parent”), as a secured party, and Genesis Davison, LLC, a Delaware limited liability company (“Subsidiary”), as administrative agent (the “Administrative Agent”), and a secured party (each of Parent and Subsidiary a “Secured Party” and together the “Secured Parties”).

INTRODUCTION

1. By that certain Contribution Agreement dated as of April 24, 2007, as amended by Amendment No.1 (the “Contribution Agreement”), the Pledgor, among others, agreed to sell certain assets to Parent.

2. Parent assigned to Subsidiary certain of its rights under the Contribution Agreement, including its rights to receive an assignment of such assets.

3. To secure any and all of the Pledgor’s obligations under the Contribution Agreement (collectively, the “Obligations”) and as a condition precedent to the Secured Parties agreeing to enter into the Contribution Agreement, the Pledgor has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Capitalized terms used and not defined herein shall have the meaning give to such term in the Contribution Agreement.

ARTICLE I

GRANT OF SECURITY INTEREST AND PLEDGE

The Pledgor, for itself and its successors, assigns, and legal representatives, hereby pledges and assigns unto Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a first priority lien and security interest in, the Collateral (defined in Article II of this Agreement) to secure the due and punctual performance and observance of all obligations hereunder and the Obligations (collectively, the “Secured Obligations”).

ARTICLE II

COLLATERAL

The Collateral subject to this Agreement (the “Collateral”) is:

(a) 5,383,684 Common Units of Parent, represented by certificate number CU0011237 dated July 25, 2007 (the “Pledged Units”);

(b) all distributions, dividends (cash, stock or otherwise), cash, instruments, proceeds, payments, shares, securities, rights to subscribe, purchase or sell and all other rights and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for, upon conversion of, or upon the sale, transfer, assignment or other disposition of any or all of the Pledged Units;

(c) the proceeds, interest, profits and other income of or on any of the property referred to in this definition; and

(d) all books and records relating to any of the property referred to in this definition;

provided, however, that, notwithstanding any provision herein to the contrary, unless and until an Event of Default (as defined in Article V hereof) has occurred, the Pledgor shall be entitled to vote the Pledged Units and to receive and use, transfer and dispose of any and all cash dividends and distributions on and in respect of the Pledged Units; provided, further that immediately upon the occurrence, and during the continuance, of an Event of Default, the Pledgor’s right to use and take any further such permitted vote and cash dividends and distributions shall cease, and the right to all subsequent such cash dividends or distributions shall revert to the Administrative Agent’s possession and control as herein provided (except that the Administrative Agent shall forthwith release to the Pledgor at least a sufficient amount of such sums to pay any taxes incurred by the Pledgor on such dividends and distributions, but only after receipt from the Pledgor of appropriate supporting documentation evidencing such taxes).

ARTICLE III

DELIVERY OF COLLATERAL

Section 3.1 All certificates or instruments representing or evidencing the Collateral shall be delivered to and held in trust by the Administrative Agent or its counsel or representative for the benefit of Secured Parties pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank. The Administrative Agent shall have the right, at any time following the occurrence and during the continuance of an Event of Default and without notice to the Pledgor, to transfer to or to register in the name of any Secured Party any or all of the Collateral.

Section 3.2 Except for voting rights exercised, and cash dividends and distributions received, by the Pledgor in accordance with Article II, in the event that the Pledgor receives any property that would constitute Collateral, the Pledgor will hold such property in trust for the Secured Parties and will immediately deliver same to the Administrative Agent or its counsel or representative to be held pursuant to this Agreement.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1 The Pledgor hereby represents and warrants, jointly and severally, to the Secured Parties that the following statements are true and correct:

(a) this Agreement constitutes the valid and legally binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b) the Pledgor is not a party to any contract or agreement or subject to any restriction that materially and adversely affects the Collateral, and neither the execution nor delivery of this Agreement nor compliance with the terms and provisions hereof will be contrary to the provisions of, or constitute default under any agreement (including, but not limited to, any shareholders’ agreement) to which the Pledgor is a party or by which the Pledgor is bound or subject;

(c) the security interest granted pursuant to this Agreement, (1) upon completion of the filings and delivery of the Collateral, will constitute valid perfected security interests in all of the Collateral in favor of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor and (2) are prior to all other Liens on the Collateral in existence on the date hereof; and

(d) (1) the Pledgor has the right to transfer any interest in the Pledged Units to the Secured Parties, and (2) except for the lien and security interest granted herein, the Collateral is not subject to the interest or lien of any third person or entity.

Section 4.2 The Pledgor jointly and severally covenants and agrees with and for the benefit of the Secured Parties as follows:

(a) subject to the provisos in Article II, the Pledgor will not pledge, assign, encumber or grant a security interest in the Collateral to any person other than the Secured Parties;

(b) subject to the provisos in Article II, the Pledgor will not sell, transfer, assign, or otherwise dispose of any of the Collateral, or enter into any agreement to do so;

(c) Administrative Agent’s duty with reference to the Collateral shall be solely to use reasonable care in the custody and preservation of the Collateral in Administrative Agent’s possession, neither the Administrative Agent nor any Secured Party shall be responsible in any way for any depreciation in the value of the Collateral, nor shall any duty or responsibility whatsoever rest on the Administrative Agent or the Secured Parties to take necessary steps to preserve rights against prior parties or to enforce collection of the Collateral;

(d) any demand, notice, protest, and all demands and notices of any action taken by the Secured Parties under this Agreement or in connection with any note or notes, guaranty or other instrument or agreement, except as otherwise provided in this Agreement, are hereby waived, and any indulgence of the Secured Parties, substitution for, or exchange or release of, Collateral, in whole or in part, or addition or release of any person liable on the Obligations, is hereby assented and consented to;

(e) the Pledgor will not enter into any agreement, other than the Contribution Agreement and the Parent’s partnership agreement, creating any restriction or condition upon the transfer, voting or control of any Pledged Units without the prior written consent of the Administrative Agent on behalf of the Secured Parties;

(f) the Pledgor will defend the Collateral and its proceeds against the claims and demands of all third persons other than the Secured Parties; and

(g) the Pledgor shall pay prior to delinquency all taxes against the Collateral, and upon its failure to do so, the Secured Parties, at their option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same, and the Pledgor shall pay to the Secured Parties on demand any expenses, including reasonable attorneys’ fees and legal expenses incurred or paid by Secured Party in exercising or protecting its interests, rights, and remedies hereunder.

Section 4.3 Upon prior written notice to the Administrative Agent on behalf of the Secured Parties, and upon consent of the Secured Parties (not to be unreasonably withheld), the Pledgor may, on any business day, transfer to the Administrative Agent on behalf of the Secured Parties, Eligible Credit Support. For purposes of this Section 4.3, “Eligible Credit Support” shall mean cash, in the form of U.S. Dollars; negotiable debt obligations issued by the U.S. Treasury Department having a maturity at issuance of not more than 10 years; other securities as agreed from time to time by the parties hereto; and a guaranty from a party with credit acceptable to the Secured Parties in their sole discretion and in a form acceptable to the Secured Parties in their sole discretion. Upon transfer to the Administrative Agent of the Eligible Credit Support, the security interest in the Collateral shall automatically terminate, and the Administrative Agent shall execute a release and termination of such security interest and shall promptly return any Collateral delivered to it. Upon such termination, the Pledgor are authorized to file any necessary UCC termination statements.

ARTICLE V

DEFAULT

The Pledgor shall be in default under this Agreement upon the happening of any of the following events or conditions (each of which is herein referred to as an “Event of Default”) prior to the release of all Collateral in accordance with Section 10.2: (a) the Pledgor defaults in the punctual performance of any of the Secured Obligations and if the default is capable of remedy, the Pledgor fails to remedy it within 14 days of having been given written notice of the default; (b) any warranty or representation of the Pledgor contained in this Agreement proves to have been false in any material respect when made or furnished; (c) any of the Collateral is levied on or seized or attached; (d) the Pledgor becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (e) the Pledgor makes a general assignment, arrangement or composition with or for the benefit of its creditors; (f) the Pledgor voluntarily institutes a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights; (g) the Pledgor has instituted against it or is subject to a proceeding seeking a judgment of insolvency or bankruptcy, winding up or liquidation or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor’s rights, and such proceeding remains unstayed for a period of at least 60 days; or (h) the Pledgor seeks the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets.

ARTICLE VI

REMEDIES

Section 6.1 The Administrative Agent may, at any time following and during the continuance of an Event of Default hereunder, transfer the Collateral to the Secured Parties or their nominees, receive income, including money, thereon and hold the income as Collateral or apply the income to satisfy any Secured Obligations, and the manner of said application shall be in the sole discretion of the Secured Parties. At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent on behalf of the Secured Parties or the Secured Parties may at any time demand, sue for, collect or make any compromise or settlement with reference to the Collateral as the Secured Parties, in their reasonable discretion, choose. The Secured Parties may delay exercising or may omit to exercise any right or remedy under this Agreement without waiving that or any other past, present or future right or remedy.

Section 6.2 In protecting, exercising, or assuring its interests, rights, and remedies under this Agreement, at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent on behalf of the Secured Parties or the Secured Parties may execute, sign, and endorse negotiable and other instruments for the payment of any form of Collateral or proceeds on behalf of and in the name of the Pledgor.

Section 6.3 Upon the occurrence of an Event of Default, and at any time thereafter: (a) the Secured Parties shall have, then or at any time thereafter, the rights and remedies provided by applicable law, including the rights and remedies of a secured party on default under the Uniform Commercial Code of Texas; and (b) in addition to the rights and remedies referred to in clause (a) above, the Administrative Agent on behalf of the Secured Parties or the Secured Parties may, in their sole discretion, sell, assign, and deliver all or any part of the Collateral at any exchange, broker’s board or at Secured Parties’ office or elsewhere, or at public or private sale without advertisement, for cash, on credit or for future delivery, upon such terms as the Administrative Agent may deem commercially reasonable, and the Secured Parties may bid and become purchaser at any public sale or at any broker’s board, in accordance with applicable securities laws. To the extent required by law, the Administrative Agent shall give written notice to the Pledgor fifteen (15) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made, by mailing by certified mail such notice to the Pledgor at the address designated herein, which notice shall constitute reasonable notification.

Section 6.4 All rights and remedies of the Administrative Agent or the Secured Parties expressed herein are in addition to all other rights and remedies possessed by the Secured Parties in the Contribution Agreement and in any other agreement or instrument relating to the Secured Obligations.

ARTICLE VII

PRIVATE SALES

If the Secured Parties shall determine to exercise their rights to sell all or part of the Collateral pursuant to Article VI hereof, the Pledgor recognizes that the Secured Parties may be unable to effect a public sale of all or part of the Pledged Units by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect (the “Securities Act”), or in applicable securities or blue sky laws of any state or other jurisdiction, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Units for their own account for investment and not with a view to the distribution or resale thereof. If at the time of any sale of the Pledged Units or any part thereof, the same shall not, for any reason whatsoever, be effectively registered (if required) under the Securities Act (or other applicable securities law), the Secured Parties in their sole and absolute discretion are authorized to sell such Pledged Units or such part thereof by private sale in such manner and under such circumstances as the Secured Parties or their counsel may deem necessary or advisable in order that such sale may legally be effected without registration. The Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Units were sold at public sale, and that the Secured Parties have no obligation to delay the sale of any such Pledged Units for the period of time necessary to permit the Issuer of the Collateral to register such Pledged Units for public sale under such applicable securities laws. The Pledgor agrees that any private sales made under the foregoing circumstances shall be deemed to have been in a commercially reasonable manner.

ARTICLE VIII

POWER OF ATTORNEY

The Pledgor hereby irrevocably appoints Administrative Agent to be the Pledgor’s attorney-in-fact, effective upon and during the continuance of an Event of Default, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, Administrative Agent or otherwise, from time to time in Administrative Agent’s discretion, to take any action and to execute any instrument which Administrative Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including without limitation:

(a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above; and

(c) to file any claims or take any action or institute any proceedings which Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Parties with respect to any of the Collateral.

ARTICLE IX

RIGHTS AND OBLIGATIONS ABSOLUTE

All rights of the Administrative Agent and the Secured Parties, all obligations of the Pledgor hereunder and the security interest hereunder, shall, to the extent permitted by applicable law, be absolute and unconditional, irrespective of any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations.

ARTICLE X

CONTINUING SECURITY INTEREST AND RELEASE

Section 10.1 This Agreement and the delivery of the Collateral to Administrative Agent or its counsel or representative create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the release of the Collateral as described below, (b) be binding upon the Pledgor and its successors and permitted assigns, and (c) inure to the benefit of the Secured Parties and its successors and permitted transferees and assigns. Upon the earlier of (i) the release of the Collateral as described below and (ii) payment and performance in full of the Secured Obligations as provided herein, the security interests created hereunder shall terminate, and the Pledgor shall be entitled to the prompt return, upon its request and its expense, of such of the Collateral or the proceeds thereof as shall not have been sold or otherwise applied pursuant to the terms hereof.

Section 10.2 The Secured Parties shall, and hereby agree to, fully and unconditionally release all security interests arising under this Agreement as follows:

(a) On the First Release Date, a number of Pledged Units equal to the First Release Number.

(b) On the Second Release Date, a number of Pledged Units equal to the Second Release Number.

(c) Upon resolution of any Outstanding Claims after the Second Release Date, release the balance to the Pledgor.

(d) For purposes of this Section 10.2:

“First Release Date” means July 24, 2009.

“First Release Net Value” means, with respect to the First Release Date, the positive difference, if any, between (i) the product of the Unit Closing Price, multiplied by 4,037,763, less (ii) the Outstanding Claims Value.

“First Release Number” means the quotient of (i) First Release Net Value, divided by (ii) the Unit Closing Price on the First Release Date.

“Outstanding Claims” means unsatisfied claims made by Buyer or its permitted successors and assigns against Sellers pursuant to the terms of the Contribution Agreement.

“Outstanding Claims Value” means, with respect to any date of determination, the reasonable value of any Outstanding Claims.

“Second Release Date” means July 26, 2010.

“Second Release Net Value” means, with respect to the Second Release Date, the positive difference, if any, between (i) the product of the number of then remaining Pledged Units multiplied by the Unit Closing Price, less (ii) the Outstanding Claims Value.

“Second Release Number” means the quotient of (i) the Second Release Net Value, divided by (ii) the Unit Closing Price on the Second Release Date.

“Unit Closing Price” means, with respect to any date of determination, the closing price for a Common Unit indicated on Parent’s primary trading exchange on the trading day immediately preceding such date of determination.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

Remedies. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

Section 11.3 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 11.4 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given two (2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

If to the Pledgor:	James E. Davison
c/o Davison Petroleum Products, L.L.C.
Attn: President
2000 Farmerville Highway
Ruston, LA 71270
Telephone: (318) 255-3850
Fax: (318) 255-8936

(with a copy, which shall not constitute notice, to:)

Andrews Kurth, LLP
Attn: G. Michael O’Leary
4200 Chase Tower
600 Travis Street
Houston, Texas 77002
Telephone: (713) 220-4360
Fax: (713) 220-7130

If to Secured Parties:	Genesis Energy, L.P.
Attn: Chief Executive Officer
500 Dallas, Suite 2500
Houston, TX
Telephone: (713) 860-2500
Fax: (713) 860-2636

(with a copy, which shall not constitute notice, to:)

Akin Gump Strauss Hauer & Feld LLP
Attn: J. Vincent Kendrick
1111 Louisiana, Suite 4400
Houston, Texas 77002
Telephone: (713) 220-5839
Fax: (713) 236-0822

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the addresses set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

Section 11.5 Governing Law; Venue; Service of Process; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS, PROVIDED, HOWEVER, THAT ALL REAL PROPERTY MATTERS SHALL BE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE IN WHICH SUCH PROPERTY IS LOCATED.

(b) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE JURISDICTION OF THE COMPETENT COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN HOUSTON, TEXAS (THE “COURTS”) FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN THE COURTS), WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE COURTS AND AGREES NOT TO PLEAD OR CLAIM IN ANY COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS OF SUCH PARTY SET FORTH IN OR DESIGNATED PURSUANT TO SECTION 11.4 OR BY ANY OTHER MEANS PERMITTED BY THE LAWS OF THE STATE OF TEXAS.

(d) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 11.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 11.7 Non-Recourse to General Partner. Neither the general partner of Parent nor any other owner of equity interests in Parent shall be liable for the obligations of the Secured Parties under this Agreement, including, in each case, by reason of any payment obligation imposed by governing state partnership statutes.

Section 11.8 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. The terms “herein,” “hereby,” “hereunder,” “hereof,” “hereinafter,” and other equivalent words refer to this Agreement in its entirety and not solely to the particular portion of the Agreement in which such word is used. The words “shall” and “will” are used interchangeably throughout this Agreement and shall accordingly be given the same means, regardless of which word is used. References to a Party includes its permitted successors and assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

PLEDGOR:

DAVISON PETROLEUM PRODUCTS, L.L.C.

By:	/s/ Steven K. Davison
Name:	Steven K. Davison
Title:	Manager

SECURED PARTIES:

PARENT:
GENESIS ENERGY, L.P.

By:	/s/ Ross A. Benavides
Name:	Ross A. Benavides
Title:	Chief Financial Officer

SUBSIDIARY:
GENESIS DAVISON, LLC

By:	/s/ Ross A. Benavides
Name:	Ross A. Benavides
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:

GENESIS DAVISON, LLC

By:	/s/ Ross A. Benavides
Name:	Ross A. Benavides
Title:	Chief Financial Officer

Pledge and Security Agreement Signature Page